EXHIBIT (p)(3)

PARAMETRIC PORTFOLIO ASSOCIATES

CODE OF ETHICS

Effective January 2, 2006 Revised April 1, 2013

INTRODUCTION

Parametric Portfolio Associates, LLC (“Parametric”) is a global asset management firm offering a broad range of strategies, each engineered to achieve the right blend of risk, cost, and return. Our capabilities span U.S. and non-U.S. markets, as well as traditional and specialty asset classes. Parametric manages money for global institutions and individuals. Investment decisions are rules-based, scientific, mathematical, and pragmatic, using algorithmic formulas and computer-optimized decision making. They are based on pre-set rules and guidelines, and free of forecasts or market predictions. Parametric takes a quantitative investment approach and does not generally include fundamental analysis in its portfolio construction process. Clients and investors may access our strategies through a number of structures, including separate accounts, mutual funds, and other pooled vehicles.

The Parametric Code of Ethics (“Code”) is based on the principle that, as an officer, employee and/or independent contractor of Parametric, you (i) owe a fiduciary duty to the shareholders of the registered investment companies (the Funds) and all other accounts (Clients) for which Parametric serves as an adviser or sub-adviser and, (ii) must comply with all applicable Federal securities and state specific laws. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients, or which violate Federal law. At all times, you must:

1.

Place the interests of our Advisory Clients first.  In other words, as a fiduciary you must avoid serving your own personal interests ahead of the interests of our Clients.  You may not cause a Client to take action, or not to take action, for your personal benefit rather than the benefit of the Client.  For example, you would violate this Code if you caused a Client to purchase a Security you owned for the purpose of increasing the price of that Security.  If you make (or participate in making) recommendations regarding the purchase or sale of securities by any Client, or provide information or advice to such an employee, or have access to or obtain information regarding such recommendations, or help execute recommendations, you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for a Client without first considering the Security as an investment for the Client.

2.

Conduct all of your personal Securities transactions in full compliance with this Code, Federal law and the Parametric Insider Trading Policy.  You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety.  Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions.  In addition, you must comply with the policies and procedures set forth in the Parametric Insider Trading Policy, which is attached to this Code as Appendix I.

3.

Avoid taking inappropriate advantage of your position.  The receipt of investment opportunities, gifts or gratuities from persons seeking business with Parametric directly or on behalf of a Client could raise questions about the independence of your business judgment.  Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties.  Doubtful situations should be resolved in the Client’s best interest, and against your personal interest.

For Due Diligence Purposes

TABLE OF CONTENTS

Part I

PARAMETRIC PORTFOLIO ASSOCIATES CODE OF ETHICS

PERSONAL SECURITIES TRANSACTIONS

4

TRADING IN GENERAL

4

SECURITIES

4

EXEMPT SECURITIES

4

BENEFICIAL OWNERSHIP

5

EXEMPT TRANSACTIONS

6

PERMITTED TRANSACTIONS

6

PROHIBITED TRANSACTIONS

7

CAUTION

8

PRECLEARANCE PROCEDURES

8

PRIVATE PLACEMENTS

8

USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS

8

REPORTING

9

REPORTING OF TRANSACTIONS AND BROKERAGE ACCOUNTS

9

INITIAL, QUARTERLY AND ANNUAL REPORTS

9

OUTSIDE BUSINESS ACTIVITIES

9

FIDUCIARY DUTIES

10

GIFTS

10

COMPLIANCE

10

CERTIFICATE OF RECEIPT

10

ANNUAL CERTIFICATE OF COMPLIANCE

10

REMEDIAL ACTIONS

11

REPORTS TO MANAGEMENT AND TRUSTEES

11

REPORTS OF SIGNIFICANT REMEDIAL ACTION

11

ANNUAL REPORTS

11

Part II

EATON VANCE CORPORATION CODE OF BUSINESS CONDUCT AND ETHICS

12

THE FOLLOWING APPENDICES ARE ATTACHED AND ARE

NOT A PART OF THIS CODE:

I.

 PARAMETRIC INSIDER TRADING POLICY AND PROCEDURES

22

II.

 FORM FOR ACKNOWLEDGEMENT OF RECEIPT OF THIS CODE

29

III.

 FORM FOR INITIAL REPORT OF OUTSIDE BUSINESS ACTIVITIES, PERSONAL INVESTMENT ACCOUNTS, OTHER HOLDINGS, RELATED PERSONS IN SECURITIES INDUSTRY AND CONFLICT(S) OF INTEREST  30

IV.

 FORM FOR OUTSIDE BUSINESS ACTIVITY NOTIFICATION

32

V.

FORM FOR EATON VANCE CORP. NON-VOTING COMMON STOCK PERSONAL SECURITIES TRANSACTION PRE-APPROVAL REQUEST  34

Questions regarding this Code should be addressed to the Compliance Department.

PERSONAL SECURITIES TRANSACTIONS

The following guidelines and restrictions will be enforced unless otherwise individually exempted or pre-approved in writing by Compliance.

Trading in General

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of any non-exempt Security of which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless the transaction is an Exempt Transaction and you have fully complied with this policy.

In all cases, an order to purchase or sell any Security (other than an Exempt Security), must be a same market day order. Access persons are restricted from personal trading in Securities if they know, or have reason to know, that same day proprietary model and/or third party investment manager trading will occur.

Securities

The following are Securities:

Any note, stock, treasury stock, bond, debenture, closed-end funds, ETFs, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are not Securities:

Commodities, futures and options traded on a commodities exchange, including currency futures.  However, futures and options on any group or index of Securities are Securities.

Exempt Securities

The following are Exempt Securities:

1.

Direct obligations of the Government of the United States.

2.

Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization, including repurchase agreements).

3.

Shares of registered open-end investment companies not advised or sub-advised by Parametric or its affiliates (including, but not limited to, Eaton Vance Management).

Beneficial Ownership

The following section is designed to give you a practical guide with respect to Beneficial Ownership.  However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would under Rule 16a-1(a)(2) of the Exchange Act of 1934 (the “Exchange Act”) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

1.

Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

Immediate family includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and includes any adoptive relationship.

2.

Your interest as a general partner in Securities held by a general or limited partnership.

3.

Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have shared investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

1.

Your ownership of Securities as a trustee in which either you or members of your immediate family have a vested interest in the principal or income of the trust.

2.

Your ownership of a vested beneficial interest in a trust.

3.

Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

Exempt Transactions

The following are Exempt Transactions:

1.

Any transaction of Securities in an account over which you do not have any direct or indirect influence or control.  There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household; but this presumption may be rebutted by convincing evidence.

2.

Purchases of Securities under qualified dividend reinvestment plans (DRP, DRIPS) or similar monthly investment programs.

3.

Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

4.

Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

5.

Such other specific transactions as may be exempted from time to time by Compliance on a case by case basis when no abuse is involved.

Permitted Transactions

The following categories of transactions are considered de minimis to Parametric client trading activities and are generally permitted: (These are NOT exempt Securities.)

1.

Purchases or sales of up to $100,000 per day per issuer of fixed-income Securities.

2.

Purchases or sales of up to $50,000 per day per issuer for issuers with a market cap value in excess of $10 billion (at time of transaction).

3.

Purchases or sales of up to $10,000 per day per issuer for issuers with a market cap value below $10 billion (at time of transaction).

4.

Derivatives, including options and futures, to the extent that the trading equivalent limitations included above are enforced.

5.

Short sale of equities to the extent that the trading equivalent limitations included above are enforced.

6.

Same day orders only. Limit orders are permitted but no carry over or good-till-cancelled (GTC) orders are permitted.

7.

ALL purchases or sales of EV stock require pre-clearance from Eaton Vance Compliance. The form for requesting approval is attached to this Code as Appendix V.

Prohibited Transactions

The following practices are explicitly prohibited by Parametric employees at all times:

1.

Front Running. “Front Running” is the practice of taking a position or effecting the purchase or sale of Securities for personal benefit, based upon non-public information regarding an impending transaction in the same, or equivalent, Security.

Example: A portfolio manager mentions that Parametric is selling all of the holdings of XXX Company and you know that the large trade will negatively affect the stock so you put in a personal order to sell your shares of XXX before the Parametric position is sent to the market.

2.

Causing or recommending a Client to take action for your personal benefit.  Thus, for example, you may not trade in or recommend a security for a Client in order to support or enhance the price of a security in your personal account. Because your responsibility is to put your Client’s interests ahead of your own, you may not delay taking appropriate action for a Client in order to avoid potential adverse consequences in your personal account.

3.

Trading on changes in MSL Ratings. Notwithstanding the Exempt Transactions listed above, if you are a Portfolio Manager, you may not purchase or sell any Security until the seventh (7th) day after any change in the rating of that Security in the Eaton Vance Monitored Stock List (i) from 1, 2 or 3 to 4 or 5, or (ii) from 3, 4 or 5 to 1 or 2, in each case to provide sufficient time for Client transactions in that Security before personal transactions in that Security.

4.

Acquiring Beneficial Ownership of any Securities in an initial public offering (IPO) (as defined in Rule 17j-1). Although generally not permitted, rare exceptions may be submitted to Compliance and must be pre-approved. This restriction applies to Employees, Access Persons, and their immediate family members.

5.

Commodity trading, with the exception of open- and closed-end commodity funds.

6.

Short-term trading of Securities.  The purchase and sale, or sale and purchase, of the same or equivalent Securities within sixty (60) days are regarded as short-term trading. This includes derivative transactions, shorting transactions and short-term losses. Written Compliance approval for personal emergencies may be granted on an exception basis.

7.

Transactions in, or the exercise of, derivatives or other security positions which may independently cause a violation of any allowable personal trading activities.

8.

GTC (good-till-cancelled), open and carry-over orders.

9.

Owning more than 2% of the outstanding shares of any one company without pre-approval.

Due to the volume and scope of securities transactions within Client portfolios and the unpredictable nature of optimization-driven trading, the possibility exists that personal transactions will occur in the same or opposite direction of client transactions.  A personal transaction in the same direction as a Client trade, or in the opposite direction after a client trade, is not necessarily a violation of the Code of Ethics unless you knew, or should have known, that the Client trade would occur.

CAUTION

Personal trading is a privilege granted by Parametric and not a right of employment. Please be aware that, if deemed appropriate, you may be prohibited from trading in any position at any time. The restricted list currently applicable to certain funds and/or securities may be expanded without advance notice upon Compliance’s directive to include additional employees and other securities.  Accordingly, you may transact in Securities in an exempt category or hold positions previously unrestricted and be unable to take profits or losses at an opportune time.

Preclearance Procedures

If a Securities transaction requires preclearance, securities may be purchased or sold only if you have submitted a written request to Compliance for approval to make the purchase or sale.  Compliance must provide written pre-approval, and this pre-approved transaction must be executed by the close of the same trading day.  Applicable transactions and pre-clearance forms are included in this document.

No employee or access person should submit a pre-clearance request if the individual knows, or should know, that such a transaction may be considered a violation of any other COE requirements including, but not limited to, blackout period restrictions, front running and insider trading.

Private Placements

You must pre-clear all private placement investments through Compliance Science’s Personal Trading Control Center (“PTCC”). You may not acquire Beneficial Ownership of any Securities in a private placement (a limited offering as defined in Rule 17j-1), unless you have received the prior written approval from Compliance. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and the opportunity to invest has not been offered to you by virtue of your position.

If you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a Portfolio Manager who does not have Beneficial Ownership of any Securities of the issuer.

Use of Broker-Dealers and Brokerage Accounts

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

REPORTING

Reporting of Transactions and Brokerage Accounts

You must report all brokerage accounts and all Securities transactions that are not transactions in Exempt Securities. To satisfy these requirements you must: (i) cause each registered broker-dealer which maintains an account for Securities of which you have Beneficial Ownership to provide to Compliance duplicate copies of (a) confirmations of all transactions in the account and (b) periodic statements (no less than quarterly) for the account; and (ii) report (on the Form attached as Appendix III hereto) to Compliance within ten (10) days of employment and then each time you open a new brokerage account or a related trading account with a non-registered broker-dealer for Securities (other than Exempt Securities) over which you have Beneficial Ownership.  Reporting must include any transactions in Parametric managed registered funds including but not limited to Eaton Vance funds.

The confirmations and statements required by (i)(a) and (i)(b) above must match the information required by the form attached as Appendix III hereto. If they do not, you are expected to complete and submit a revised Brokerage Account and Non-Broker Transaction Report to address any discrepancy.

Initial, Quarterly and Annual Reports

You must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership within 10 days of becoming an employee of Parametric and annually thereafter as requested by Compliance. All information must be current within 45 days of employment date.  The form for this purpose is attached to this Code as Appendix III.

In addition to submitting Initial and Annual Holdings Reports, employees shall submit to Compliance on a quarterly basis a Personal Transactions Certification no more than 30 days after each quarter-end.

Outside Business Activities

Certain relationships and activities may create a business related conflict of interest or may be perceived as a potential conflict.  Therefore, employees and Access Persons are required to pre-clear in writing new outside activities through the Compliance Department whether or not they are financial or investment related. Compliance will consult with Senior Management regarding the permission  of such activity. Although Parametric realizes that employees may wish to perform volunteer work or serve on boards, even the appearance of a conflict may negatively affect client relationships or possibly be in violation of the firm’s fiduciary responsibilities.

Compliance will generally approve activities including, but not limited to:

•

board membership for a non-profit organization

•

non-financial related consulting engagements

•

serving as executive trustee or power of attorney for non-family members, etc.

Serving on the board of a publicly traded company is generally prohibited regardless of whether the company is also a client.  Participation on the board of a private company which has the ability to become or is currently a client must be carefully reviewed for conflict of interest considerations and appropriate fire wall applications before pre-clearance may be granted.

New employees must declare and have all such activities approved by Compliance and their Department Manager within ten days of their official date of employment.

The preclearance form for this purpose is attached to this Code as Appendix IV.

FIDUCIARY DUTIES

Gifts

You are required to pre-clear through Compliance Science’s Personal Trading Control Center the giving and receiving of all gifts and entertainment of any value. You may not accept any investment opportunity, gift, gratuity, or other thing of more than nominal value from any person or entity that does business, or desires to do business, with Parametric directly or on behalf of a Client or business relationship.  The acceptance of cash and cash equivalents are prohibited. You may accept more than one gift from a single giver if the aggregate annual value of all the gifts does not exceed the equivalent of $100. You may attend business meals, business-related conferences, certain sporting and other entertainment events at the expense of a giver, if the expense is reasonable and both you and the giver are present. You must obtain prior written approval from your supervisor (the person to whom you report) for all air travel, conferences, and events that require overnight accommodations or which may exceed $100 in value. You must provide a copy of such written approval to the Compliance Department. You may not accept nor may the other non-employee party (this may include, but is not limited to, spouses, children, companions, and guests) accompanying you accept any entertainment or gift for or on behalf of the non-employee attending the event or function with you. Written proof of all gifts and entertainment events must be provided to the Compliance Department at the time of the occurrence or event. Any exceptions to these requirements must be pre-approved in writing by Compliance and your manager.

COMPLIANCE

Certificate of Receipt

You are required to acknowledge receipt of your copy of the Code.  A sample form for this purpose is attached to this Code as Appendix II. You may receive the same or a similar acknowledgement form for this purpose if the Code is amended.

Annual Certificate of Compliance

You are required to certify upon commencement of your employment or the effective date of this Code—whichever occurs later—and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code.  Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities (other than Exempt Securities) of which you had or acquired Beneficial Ownership.

Remedial Actions

If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination. First-time violators are not exempt from disciplinary action. All violations of this Code will be treated with the highest level of scrutiny, weighing the regulatory and reputational risks as principal factors.

All Code of Ethics documentation, reports, brokerage statements and other materials required under this Code will be retained for a minimum of five (5) years following the end of the employee’s termination year.

REPORTS TO MANAGEMENT AND TRUSTEES

Reports of Significant Remedial Action

The Parametric Chief Compliance Officer, or designee, will, on a timely basis, inform the management of Parametric and trustees of each Fund that is an Advisory Client of each material remedial action, as detailed above, that was taken in response to a violation of this Code.

Annual Reports

The Parametric Chief Compliance Officer, or designee, will report annually to the Executive Committee of Parametric and to the trustees of Registered Investment Companies, which are Advisory Clients, with regard to efforts to ensure compliance by the directors, officers and employees of Parametric with their fiduciary obligations to our Advisory Clients.

The annual report will, at a minimum:

1.

Describe any issues arising under the Code of Ethics or procedures since the last report to the trustees, as the case may be, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

2.

Certify that Parametric has adopted procedures reasonably necessary to prevent all employees from violating the Code.

PART II

EATON VANCE CORP.

And SUBSIDIARIES

CODE OF BUSINESS CONDUCT AND ETHICS

For Directors, Officers and Employees

Adopted by the Board of Directors and effective on

October 31, 2004 (as revised February 1, 2005)

Eaton Vance Corp. (“Corporation”) desires to be a responsible member of the various communities in which it does business and to assure the welfare of those dependent upon the continuation of the Corporation’s good health, namely its shareholders, employees, customers and suppliers.  It is the policy of the Corporation to comply with all laws and to conduct its business in keeping with the highest moral, legal, ethical and financial reporting standards.  The Corporation’s policies apply equally to employees at all levels, and this Code of Business Conduct and Ethics (“Code”) applies to all Subsidiaries of the Corporation (“Subsidiary” is a company of which the Corporation holds, directly or indirectly, all of the ownership interests) and their officers, directors, managers and employees to the same extent as those of the Corporation.  Accordingly, the term “Corporation” in this Code includes each Subsidiary, unless otherwise indicated.

The Corporation welcomes and appreciates the efforts of employees who communicate violations or suspected violations of this Code, and will not tolerate any form of retaliation against individuals who in good faith report possible misconduct even if, upon investigation, their suspicions prove to be unwarranted.  To facilitate its compliance efforts, the Corporation has established a Business Conduct and Ethics Committee (“Ethics Committee”) consisting of the following officers of Eaton Vance Corp.:  Executive Vice President; Chief Legal Officer; Chief Financial Officer; and Chief Administrative Officer.

All officers and managers of the Corporation are responsible for communicating and implementing these policies within their specific areas of supervisory responsibility.

Of course, no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, and the Corporation relies upon each individual within the organization to act with integrity, to use good judgment and to act appropriately in any given situation.  Nevertheless, we believe that this Code can help focus the Eaton Vance Corp. Board of Directors (“Board”) and the Corporation’s management on areas of ethical risk, provide guidance to our personnel to help them to recognize and deal with ethical issues and help to foster a culture of honesty and accountability.  We encourage each member of the Board (“Director”) and management and each other employee to review this Code carefully, ask any questions regarding the policies and procedures embodied in this Code to ensure that everyone understands each such policy and procedure and the overall intent of the Code, and make every effort to remain in full compliance with both the letter and spirit of this Code.

Without limiting the generality of the above, the following presents the Corporation’s policy on specific topics concerning business ethics and legal compliance.

Conflicts of Interest

The Corporation’s officers, Directors and employees have a duty to be free of conflicting interests that might influence their decisions when representing the Corporation.  Consequently, as a general matter, our Directors, officers and employees are not permitted to maintain any conflict of interest with the Corporation, and should make every effort to avoid even the appearance of any such conflict.  A “conflict of interest” occurs when an individual’s private interest interferes in any way - or even appears to interfere - with the Corporation’s interests as a whole.  A conflict of interest can arise when a Director, officer or employee take actions or has interests that may make it difficult to perform his or her company work objectively and effectively or when a Director, officer or employee or a member of his or her family receives any improper personal benefits as a result of his or her position in the Corporation.  Any officer or employee who believes that he or she may have a potential conflict of interest must report his or her concerns to a member of the Corporation’s Ethics Committee immediately.  Any individual Director who believes that he or she has a potential conflict of interest must immediately report his or her concerns to the Chairman of the Board, who shall consult with the Ethics Committee on such matters.

Without limiting the generality of this Code’s prohibition on conflicts of interest involving the Corporation’s officers, Directors and employees:

•

The Corporation’s dealings with suppliers, customers, contractors and others should be based solely on what is in the Corporation’s best interest, without favor or preference to any third party, including close relatives.

•

Employees who deal with or influence decisions of individuals or organizations seeking to do business with the Corporation shall not own interests in or have other personal stakes in such organizations that might affect the decision-making process and/or the objectivity of such employee, unless expressly authorized in writing by the chief executive officer of the Corporation after the interest or personal stake has been disclosed.

•

Employees shall not do business on behalf of the Corporation with close relatives, unless expressly authorized in writing by the chief executive officer of the Corporation after the relationship has been disclosed.

Directors, officers and employees, while representing the Corporation, shall not seek or accept from any prospective or current provider of goods or services to the Corporation or any prospective or current investment management client of the Corporation (“Client”) any gift, favor, preferential treatment, or special arrangement of “Material Value.”   “Material Value” includes such items as tickets for theater, musical, sporting or other entertainment events on a recurring basis; costs of transportation and/or lodging to locations outside of the Corporation’s headquarter city, unless approved in advance by an appropriate senior executive of the Corporation as having a legitimate business purpose; personal loans or guarantees of loans; or preferential brokerage or underwriting commissions or spreads or allocations of shares or interests in an investment.  “Material Value” does not include occasional meals or social gatherings for business purposes; occasional tickets for theater, musical, sporting or other entertainment events conducted for business purposes; or occasional small gifts or mementos with a value of under $100.

If you are an employee of Eaton Vance Distributors, Inc. (“EVD”), you are also subject to the rules of the National Association of Securities Dealers, Inc. (“NASD”).  Please check with the Chief Compliance Officer of EVD if you have any questions about those rules.

Certain conflicts of interest arise out of the relationship between officers of the Corporation and the investment companies sponsored or advised by the Corporation (the “EV Funds”), and are subject to provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”) and the regulations thereunder that address conflicts of interest.  For example, officers of the Corporation may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the EV Funds because of their status as “affiliated persons” of “affiliated persons” of the EV Funds.  The Corporation's and the EV Funds’ compliance programs and procedures are designed to prevent, or identify and correct, violations of such provisions.  This Code does not, and is not intended to, duplicate, change or replace those programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationships between the Corporation and the EV Funds, the officers of which may also be officers of the Corporation.  As a result, this Code recognizes that the officers of the Corporation, in the normal course of their duties (whether formally for the Corporation or for the EV Funds, or for all of them), will be involved in establishing policies and implementing decisions that will have different effects on each entity.  The participation of the officers in such activities is inherent in the contractual relationships between those entities and is consistent with the performance by the officers of their duties as officers of the Corporation.  Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically.  In addition, the Board recognizes that officers of the Corporation may also be officers or employees of one or more investment companies or Subsidiaries covered by this Code or other codes of ethics.

Corporate Opportunities

Each of our Directors, officers and employees holds a personal duty to the Corporation to advance the Corporation’s legitimate business interests when the opportunity so arises.  No Director, officer or employee of the Corporation is permitted to:

•

take personally, whether for economic gain or otherwise, any business opportunity  discovered though the use of the Corporation’s property or information or such person’s position with the Corporation, where such opportunity might be taken by the Corporation, unless, after full disclosure, it is authorized in writing by the chief executive officer of the Corporation;

•

use any of the Corporation’s corporate property, information, or his or her position with the Corporation for personal gain to the detriment of the Corporation; or

•

compete with the Corporation.

Confidentiality/Insider Information

It is imperative that our Directors, officers and employees safeguard confidential information including, but not limited to, information regarding transactions contemplated by the Corporation and the Corporation’s finances, business, computer files, employees, present and prospective customers and suppliers and stockholders. You must not disclose confidential information except where disclosure is authorized by the Corporation’s chief executive officer or Legal Department, or is otherwise required by applicable law.  Your obligation to preserve and not disclose the Corporation’s confidential information continues even after your employment by the Corporation ends.

You must keep confidential, and not discuss with anyone other than other employees for valid business purposes, information regarding Client investment portfolios, actual or proposed securities trading activities of any Client, or investment research developed in the Corporation.  You should take appropriate steps, when communicating the foregoing information internally, to maintain confidentiality, for example, by using sealed envelopes, limiting computer access, and speaking in private.

As noted above, no officer, Director or employee of the Corporation may in any manner use his or her position with the Corporation or any information obtained in connection therewith for his or her personal gain.  Your obligations to the Corporation in this regard within the context of non-public, or “insider” information regarding the Corporation compel particular emphasis.  Directors, officers and employees must not disclose or use or attempt to use “confidential” or “insider” information to further their own interests or for personal gain, economic or otherwise or for any other reason except the conduct of the Corporation’s business.

“Insider information” is non-public information that could affect the market price of our stock or influence investment decisions.  Our officers, directors and employees are prohibited from disclosing or using non-public information for personal gain, whether through the purchase or sale of our publicly traded securities or otherwise, and are urged to avoid even the appearance of having disclosed or used non-public information in this manner.  To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical but also illegal and may result in civil and/or criminal penalties.  Every employee is responsible for being familiar with the Eaton Vance Policies and Procedures in Prevention of Insider Trading, available upon request from the Chief Compliance Officer of Eaton Vance Corp.

Protection and Proper Use of Other Corporation Assets

All of our Directors, officers and employees should endeavor at all times to protect our Corporation assets and ensure their efficient use.  Theft, carelessness and waste can have a direct impact on the Corporation and our profitability; corporate assets should be used only for legitimate business purposes and in an otherwise responsible and reasonably efficient manner.

Fair Dealing

Although other sections of this Code specifically address your compliance with applicable laws and regulations and other standards, as a general matter, all of our directors, officers and employees shall endeavor under all circumstances to deal fairly with our customers, suppliers, competitors and employees.  No Director, officer or employee of the Corporation shall take unfair advantage in the context of his or her position with the Corporation of any other person or entity through manipulation, concealment, abuse of privileged information, misrepresentation of material fact or any other unfair-dealing practice.

Compliance with Laws and Regulations

The Corporation and its employees shall comply with all laws and regulations applicable to its business, including, but not limited to, the following:

Securities Law.  Applicable federal and state securities laws, including, but not limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, and the rules and regulations of the Securities and Exchange Commission (the “SEC”), as well as applicable rules of the NASD and, in the case of Eaton Vance Corp., the listed company rules of the New York Stock Exchange.

Antitrust.  Antitrust and related laws designed to protect against illegal restraint of competition.  The Corporation will not engage or attempt to engage in agreements with competitors or suppliers to fix or illegally discriminate in pricing, or participate or attempt to participate in any form of bid rigging.

Foreign Activities.  The U.S. Foreign Corrupt Practices Act and, in the case of a Subsidiary organized and doing business in a foreign country, the applicable laws of such country.  Actions taken outside the U.S., whether by non-U.S. personnel or by U.S. personnel operating internationally which may be in conformance with local custom, may be viewed as against permissible American standards of conduct.  Accordingly, in instances where U.S. laws, regulations and standards relating to ethical conduct are more restrictive than those of a particular locality outside the U.S., conduct should be governed by U.S. standards.

You are not expected to know every detail of these or other applicable laws or rules, but should seek advice from the Corporation’s internal auditing staff, independent auditor, or internal legal staff, as appropriate.

Illegal or Unethical Payments

The Corporation does not permit illegal, improper, corrupt or unethical payments to be made in cash, property, or services by or on behalf of the Corporation in order to secure or retain or attempt to secure or retain business or other advantages, including, but not limited to, payments to any employee of a customer or supplier of the Corporation for the purpose of influencing that employee’s actions with respect to his employer’s business.  Such payments may constitute a crime in most U.S. and foreign jurisdictions.  In jurisdictions where they are not so considered, they are regarded by the Corporation as unethical payments.  Agents and representatives of the Corporation are required to follow the provisions of this Code in their dealings on behalf of the Corporation.

Public Officials.  Reasonable business entertainment, such as lunch, dinner, or occasional athletic or cultural events may be extended to government officials, but only where permitted by local law.

Customers and Others.  Business entertainment that is reasonable in nature, frequency and cost is permitted, as is the presentation of modest gifts where customary.  Because no clear guidelines define the point at which social courtesies escalate to, and may be regarded as, improper or unethical payments, extreme care must be taken in this regard.  This is subject to the applicable rules of the NASD with respect to employees of EVD.

Form of Payments of Amounts Due Agents, Representatives and Others.  All payments for commissions or other similar obligations are to be paid by check or draft, bank wire transfer, or other authorized means, and shall, in each case, be made payable to the order of the recipient or his authorized agent.  The use of currency or other forms of “cash” payments is not acceptable.

Accounting and Financial Reporting Standards

The Corporation has implemented and will comply with generally accepted accounting principles for entries on our books and records.  Entries should be properly authorized, complete, and accurate and reflect the transactions to which they relate.  No false, artificial, misleading or deceptive entries should be made for any reason.  No employee of the Corporation shall provide false information to, or otherwise mislead, our independent or internal auditors.

Bank or other accounts shall be fully accounted for and accurately described in our records.

In addition to this Code, Eaton Vance Corp. has adopted a Code of Ethics for Principal Executive and Senior Financial Officers, which supplements this Code and is intended to promote (a) honest and ethical conduct and avoidance of improper conflicts of interest; (b) full, fair, accurate, timely, and understandable disclosure in the Corporation’s periodic reports; and (c) compliance by such senior financial executives with all applicable governmental rules and regulations.

Outside Directorships and Employment

No officer or employee of the Corporation may serve as a director, officer, employee, trustee, or general partner of any corporation or other entity, whether or not for pay, without the prior written approval of his or her department head and the Chief Legal Officer.  This restriction shall not apply to serving any charitable or non-profit organization.

Media Inquiries

Occasionally, employees may receive an inquiry from a media representative requesting information or comment on some aspect of the Corporation’s affairs.  Such questions must be referred to the Corporation’s Director of Public Affairs or the Legal Department, unless specifically covered by a formal procedure adopted by the Corporation.

Political Activities

Employees are encouraged to participate in political activities as they see fit, on their own time and at their own expense.  The Corporation will not compensate or reimburse employees for such activities.

The Corporation will not contribute anything of value to political parties, candidates for public office or elected officials, except in jurisdictions where such contributions are legal and approved by our Chief Executive Officer and Chief Financial Officer and reported to the Board.  Furthermore, without such approval, no corporate asset may be used in support of any organization whose political purpose is to influence the outcome of a referendum or other vote of the electorate on public issues.

Discipline

Any employee who violates or attempts to violate this Code or any other formal policies of the Corporation may be subject to disciplinary action, up to and including termination, in management’s discretion.

Periodic Review and Revision

Management reserves the right to amend and revise this Code in its sole discretion.  Management shall report such amendments to the Board at its next following meeting.  At least annually Management shall provide a report to the Board regarding material violations of this Code, and the Board shall review this Code at least annually.  Employees will be apprised promptly of any changes to the policies, procedures and obligations set forth herein.

Reporting Obligation

It is the responsibility of each of our employees who has knowledge of misappropriation of funds, activities that may be of an illegal nature, or other incidents involving company loss, waste, and abuse or other violations of this Code to promptly report, in good faith, the situation to the Chief Compliance Officer.

Prohibition Against Retaliation

Under no circumstances may the Corporation or any director, officer or employee of the Corporation discharge, demote, suspend, threaten, harass or in any other manner discriminate against an employee in the terms or conditions of his or her employment on the basis of any lawful act by that employee to:

•

provide information, cause information to be provided, or otherwise assist in an investigation regarding any conduct which the employee reasonably believes constitutes a violation of the federal securities laws, the rules and regulations of the SEC or any provision of federal law relating to fraud against shareholders, when the information or assistance is provided to, or the investigation conducted by:

o

A federal regulatory or law enforcement agency;

o

Any member of Congress or any committee of Congress; or

o

Any person with supervisory authority over the employee (or such other person working for the employer who has the authority to investigate, discover, or terminate misconduct); or

•

file, cause to be filed, testify, participate in or otherwise assist in a proceeding filed or about to be filed (with any knowledge of the employer) relating to any such alleged violation.

No Rights Created; Not Exclusive Code

This Code is a statement of certain fundamental principles, policies and procedures that govern the Corporation’s Directors, officers and employees in the conduct of the Corporation’s business.  It is not intended to and does not create any rights in any employee, customer, client, supplier, competitor, shareholder or any other person or entity.

This Code is not the exclusive code of ethics applicable to employees of the Corporation, who are also subject to the code of ethics – policy on personal securities transactions, designed to comply with the requirements of rules under the Investment Company Act of 1940 and the Investment Advisers Act of 1940.

GENERAL PROVISIONS

1.  Maintenance of List of Employees: Notification.  The Compliance Associate, or designee, shall maintain a list of all employees, and shall ensure that each has received a copy of the Code of Ethics.

2.  Review of Securities Reports.  The Chief Compliance Officer, or designee, shall ensure that all Reports of Securities Holdings and Quarterly Transaction Reports, together with all Securities Transaction Confirmations and Account Statements received by Compliance, will be reviewed in accordance with the attached Procedures (Appendix 1).

3.  Certifications by Employees.  Each employee must certify at the time of hire and annually thereafter that he or she has read and understood the Code of Ethics and has complied and will comply with its provisions.  In addition upon any revision to a Company’s Code of Ethics, each employee of that Company must certify that he or she has read the Code, as revised, and understands and will comply with its provisions.

4.  Fund Board Approval.  The Board of Trustees of each Registered Fund, according to their charter,  must approve any material change to this Code within six months after such change is adopted.

5.  Annual Report to Fund Board.  At least annually Parametric shall submit to the Board of Trustees of each Registered Fund,  for consideration a written report that (i) describes any issues arising under the Code of Ethics or the Procedures since the last report the Board, including information about material violations of the Code of Ethics or the Procedures and the sanctions imposed in response to material violations, and (ii) certifies that each Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

6.  Recordkeeping Requirements.  Each Company shall maintain the following records at its principal place of business in an easily accessible place and make these records available to the Securities and Exchange Commission (“Commission”) or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

(1)

copies of the Code of Ethics currently in effect and in effect at any time within the past five (5) fiscal years;

(2)

a record of any violation of the Code of Ethics and of any action taken as a result of the violation, to be maintained for at least five (5) years after the end of the fiscal year in which the violation occurred;

(3)

copies of each report, including transaction confirmations and other information, referred to in section C.7 of the Policy on Personal Securities Transactions (“Policy”), Part I above, to be maintained for at least five (5) years after the end of the fiscal year in which the report is made or information provided;

(4)

a record of all persons, currently or within the past five (5) fiscal years, who are or were required to make reports referred to in section C.7 of the Policy and who are or were responsible for reviewing such reports;

(5)

copies of each certification referred to in paragraph 3 of these General Provisions made by a person who currently is, or in the past five (5) years was, subject to this Code of Ethics, to be maintained for at least five (5) years after the fiscal year in which the certification made; and

(6)

a copy of each Annual Report to a Fund Board referred to in paragraph 5 above, to be maintained for at least five (5) years after the end of the fiscal year in which it was made.

7.  Confidentiality.  All reports and other documents and information supplied by any employee in accordance with the requirements of this Code of Ethics shall be treated as confidential, but are subject to review as provided herein and in the Procedures, by Parametric management , by representatives of the Commission, or otherwise as required by law, regulation, or court order.

8.  Interpretations.  If you have any questions regarding the meaning or interpretation of the provisions of this Code of Ethics, please consult with the Compliance Attorney.

9.  Violations and Sanctions.  Any employee of a Company who violates any provision of this Code of Ethics shall be subject to sanction, including, but not limited to, censure, a ban on personal Securities trading, disgorgement of any profit or taking of any loss, fines, and suspension or termination of employment.

In adopting and approving this Code of Ethics, the Company and the Fund or Sub-advised Fund Boards of Trustees do not intend that a violation of this Code of Ethics necessarily is or should be considered to be a violation of Rule 17j-1 under the Investment Company Act of 1940.

END

APPENDIX I

PARAMETRIC

INSIDER TRADING POLICY AND PROCEDURES

SECTION I.  POLICY STATEMENT ON INSIDER TRADING

A.

Policy Statement on Insider Trading

Parametric Portfolio Associates (“Parametric”) forbids any of its officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by Parametric), on the basis of material non-public information or communicating material non-public information to others in violation of the law.  This conduct is frequently referred to as "insider trading".

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities or to communications of material non-public information to others in breach of a fiduciary duty.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(1)

trading by an insider, while in possession of material non-public information, or

(2)

trading by a non-insider, while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or

(3)

communicating material non-public information to others in breach of a fiduciary duty.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at Parametric.  Every officer, director and employee must read and retain this policy statement.  Any questions regarding this policy statement and the related procedures set forth herein should be referred to Parametric Compliance.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by Parametric to implement its policy against insider trading. The discussion and the elements of insider trading that follow are not exhaustive. If you have a question about a particular circumstance, ask Compliance.

1.

TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors (direct or indirect) of Parametric ("Covered Persons"), as well as to any transactions in any Securities participated in by family members, trusts or corporations controlled by such persons.  In particular, this Policy applies to securities transactions by:

•

the Covered Person's spouse;

•

the Covered Person's minor children;

•

any other relatives living in the Covered Person's household;

•

any civil union, domestic partnership or similar relationship;

•

a Trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the Trust;

•

a Trust as to which the Covered Person is a trustee;

•

a revocable Trust as to which the Covered Person is a settlor;

•

a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or

•

a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2.

WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is material.  "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

•

dividend or earnings expectations;

•

write-downs or write-offs of assets;

•

additions to reserves for bad debts or contingent liabilities;

•

expansion or curtailment of company or major division operations;

•

proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;

•

new products or services;

•

exploratory, discovery or research developments;

•

criminal indictments, civil litigation or government investigations;

•

disputes with major suppliers or customers or significant changes in the relationships with such parties;

•

labor disputes including strikes or lockouts;

•

substantial changes in accounting methods;

•

major litigation developments;

•

major personnel changes;

•

debt service or liquidity problems;

•

bankruptcy or insolvency;

•

extraordinary management developments;

•

public offerings or private sales of debt or equity securities;

•

calls, redemptions or purchases of a company's own stock; and

•

issuer tender offers or recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies.  Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business.  For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.

WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public".  "Non-public" information is information which has not been made available to investors generally.  Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, previously non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions.  However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus).  The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure.  The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information.  Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination.  Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused.  Similarly, partial disclosure does not constitute public dissemination.  So long as any material component of the "inside" information possessed by Parametric has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

Information Provided in Confidence.  Occasionally, one or more directors, officers, or employees of Parametric may become temporary "insiders" because of a fiduciary or commercial relationship.  For example, personnel at Parametric may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by Parametric, entrusts material, non-public information to Parametric’s portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", Parametric has a fiduciary responsibility not to breach the trust of the party that has communicated the "material non-public" information by misusing that information.  This fiduciary duty arises because Parametric has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to confidential information solely for the corporate purposes of that client or prospective client.  This obligation remains whether or not Parametric ultimately participates in the transaction.

Information Disclosed in Breach of a Duty.  Analysts and portfolio managers at Parametric must be especially wary of "material non-public" information disclosed in breach of a corporate insider's fiduciary duty.  Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders.  Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain.  Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a “quid pro quo” from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4.

IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by Parametric, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i.

Is this information that an investor could consider important in making his or her investment decisions?  Is this information that could substantially affect the market price of the securities if generally disclosed?

ii.

To whom has this information been provided?  Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you, Parametric and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

i.

Report the matter immediately to Compliance;

ii.

Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Parametric; and

iii.

Do not communicate the information inside or outside Parametric, other than to Compliance.

After Compliance has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.

PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

•

civil injunctions;

•

treble damages;

•

disgorgement of profits;

•

jail sentences;

•

fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

•

fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by Parametric, including dismissal of the persons involved.

SECTION II.

PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.

Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the employees of Parametric in avoiding insider trading, and to aid Parametric in preventing, detecting and imposing sanctions against insider trading.  Every officer, director and employee of Parametric must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1.

No employee of Parametric who obtains material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws  may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

2.

No employee shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in Parametric’s Code of Ethics.

3.

Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

4.

Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, employees of Parametric should not discuss any potentially material non-public information concerning Parametric or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

B.

FIRE Wall Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information1. Accordingly, you should not discuss material non-public information about Parametric or other companies with anyone, including other employees, except as required in the performance of your regular duties.  In addition, care should be taken so that such information is handled in a secure manner.  For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C.

Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex1.  If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact Compliance.  Until advised to the contrary by Compliance, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

APPENDIX II

PARAMETRIC

DOCUMENT ACKNOWLEDGMENT AND AGREEMENT

This is to acknowledge that I have received copies of the Parametric:

Compliance Manual for Parametric Employees

and

Parametric Employee Code of Ethics

I understand and agree that it is my responsibility to read, understand and familiarize myself with the provisions of these documents, including the section on Insider Trading.

Employee Signature:

________________________________________________

Employee Name (please print):

________________________________________________

Date:

_________________________

INSIDER TRADING POLICY AND PROCEDURES

I hereby certify that I have read and understand the Parametric Code of Ethics and Insider Trading Policy and Procedures.  Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code.  I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.  I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.

Employee Signature:

________________________________________________

Employee Name (please print):

________________________________________________

Date:

_________________________

Sample Form

APPENDIX III

PARAMETRIC

OUTSIDE BUSINESS ACTIVITIES, PERSONAL INVESTMENT ACCOUNTS, OTHER HOLDINGS, RELATED PERSONS IN SECURITIES INDUSTRY AND CONFLICT(S) OF INTEREST FORM

Form, with any attachments, is due to the

Compliance Department within 10 calendar days of hire.

NAME: ______________________________________________________________________________

(Print)

In accordance with the Firm’s Code of Ethics, I hereby report the following information:

Outside Business Activities (includes outside employment, sitting on a board of directors, etc.):

______ No, I am not engaged in any outside business activities.

______ Yes, I am engaged in one or more outside business activities. Please complete a separate “Outside Business

Activity Acknowledgement” (attached) for each activity if you checked “yes”.

Personal Investment Accounts (includes affiliated and outside brokerage accounts):

Remember to notify the Compliance Department in writing before you open any new personal investment accounts.

______ No, I do not have any personal investment accounts.

______ Yes, I have the personal investment accounts listed below. Attached is a copy of the most recent account

  statement for each account OR a list of my current holdings in each account. (If the space provided is not   sufficient to list all of your accounts, please attach a sheet with the additional accounts.)

Account #

Account Name

Relationship

Firm Name

____________

_________________________________

____________

____________________________

____________

_________________________________

____________

____________________________

____________

_________________________________

____________

____________________________

____________

_________________________________

____________

____________________________

List of Holdings Not Reflected on Brokerage Statements (i.e. held physically, not book entry):

______ No, I do not have any outside holdings.

______ Yes, I have outside holdings as listed below. (If the space provided is not sufficient to list all of your holdings, please attach a sheet with the additional holdings.)

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

Names of Related Persons Employed in the Securities Industry:

Do you have any related persons (spouses, parents, children or siblings by lineage or marriage) in the securities industry?

______ No, I do not have any related persons in the securities industry.

______ Yes, I do have related persons in the securities industry as listed below. Please include name of each person,   their employing firm, position and relationship to you. (If the space provided is not sufficient to list all of   your related persons, please attach a sheet with the additional persons.)

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

Conflict(s) of Interest:

A conflict of interest occurs when the personal interests of an employee interfere or could potentially interfere with his/her responsibilities to the Firm and its clients. The Firm needs to “inventory” potential conflicts of interest that could affect clients, proxy voting, etc.

For example, any key relationships you have with public companies as well as personal relationships with officers and directors or the immediate family of a publicly traded company should be included as a conflict of interest. This is to determine potential material conflicts of interest related to possible proxy voting issues, ADV disclosure items, etc. Examples of relationships are a family, business, or strong personal relationship, such as vacationing with the President of a public company.

______ No, I do not have any conflicts of interest.

______ Yes, I have one or more conflicts of interest as described below. (If the space provided is not sufficient to list all of your conflicts of interest, please attach a sheet with the additional conflicts.)

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

Certification:

I hereby warrant that the above information (and attachments, if applicable) is current and accurate to the best of my knowledge. In addition, I agree to notify the Compliance Department promptly if I open any new personal accounts and/or if any information on this form changes.

_____________________________________

__________________

Signature

Date

Sample Form

Appendix IV

PARAMETRIC

OUTSIDE BUSINESS ACTIVITY NOTIFICATION

TO:

Compliance Department

FROM: ______________________________________

(Print Name)

FIRM:  ______________________________________

(Print)

I understand that Firm policy requires that I obtain acknowledgement from my employer regarding my outside business activities and/or receipt of compensation from outside person(s) or entity/entities. I have familiarized myself with and agree to abide by Firm policy and hereby submit this notice (and applicable attachments).

1.

Name of company/entity _____________________________________________________________________

2.

Check appropriate category:

_______ Sole proprietorship

_______ Family business or enterprise

_______ Privately held corporation

_______ Publicly held corporation

         (If checked, where traded?

         ______________________ )

_______ Partnership

         (If checked, attach partnership agreement

         and list of all partners and their business

         affiliates.)

_______ Non-investment-related activity that is

        exclusively charitable, civic, religious

        or fraternal and is recognized as tax

        exempt

_______ Municipal or political entity

_______ Bank or financial institution

_______ Broker-dealer, investment advisory or other

               securities-related business

         (If checked, is the entity registered with:

         _______ FINRA    _______ SEC

         _______ Other (please specify)

         ________________________________

         _______ Not registered)

3.

Starting Date with the company/entity __________________________________________________________

4.

Nature of business __________________________________________________________________________

5.

Location (city and state) ______________________________________________________________________

6.

Amount of investment $ ______________________________________________________________________

7.

Degree of ownership _______________________________________________________________________%

8.

Capacity in which I will be involved (check all that apply)

_______ Employee

_______ Officer

_______ Director or Trustee

_______ Owner

_______ Passive

_______ Active

_______ Elected Official (such as school board or other political office)

_______ Consultant

_______ Other _____________________________________________________________________________

9.

Briefly describe your duties ___________________________________________________________________

__________________________________________________________________________________________

10.

Term of office or projected period of involvement _________________________________________________

11.

How much time will be devoted to this activity? __________________________________________________

12.

Amount of compensation (fees, commissions, etc.) if any ___________________________________________

__________________________________________________________________________________________

13.

Will it be necessary to be absent from the office during normal business hours on behalf of this activity?

_______ Yes

  _______ No

If yes, please explain ________________________________________________________________________

14.

Are you aware of any potential conflicts of interest your involvement in this activity may pose?

_______ Yes

  _______ No

If yes, please explain ________________________________________________________________________

15.

Have you ever or do you intend to recommend investment in or the purchase or sale of securities of the entity identifies in item #1 above?

_______ Yes

  _______ No

If yes, please explain ________________________________________________________________________

16.

Does the entity identified in item #1 above maintain securities account(s) and/or business relationship(s) with the Firm and/or any related/affiliated companies that you are aware of?

_______ Yes

  _______ No

If yes, Account #(s) _____________________

Investment Executive(s) ______________________________

Business relationship(s) ______________________________________________________________________

I hereby warrant that the above information (and attachments, if applicable) is current and accurate to the best of my knowledge. In addition, I agree to promptly notify the Firm of any material changes to this information by amending this form.

_______________________________________________

____________________________________

Employee Signature

Date

_______________________________________________

____________________________________

Department Manager Signature

Date

_______________________________________________

____________________________________

Compliance Department Signature

Date

Sample Form

APPENDIX V

Eaton Vance Corp. non-voting Common Stock

Personal Securities Transaction Pre-Approval Request

Employee Name

Department

Covered Account1 Name & A/C #

No. of Shares/ Aggregate Par Value

Buy/Sell/Other

***If sale, enter purchase or acquisition date of security

Approved by

Date

Chief Financial Officer (required for securities issued by Eaton Vance)

Approval Expires at Close of Business on       .

***MUST BE COMPLETED IF SELLING STOCK

Send completed form to evstockapproval@eatonvance.com and copy PPA-Compliance@paraport.com.

Sample Form

Footnotes

1  The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets.  In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

Endnotes

Form, with any attachments, is due within 10 calendar days of hire. Thereafter, notification must be submitted and approval obtained prior to engaging in any outside activity.

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